UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2010

IMAGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 20, 2010, Image Entertainment, Inc. (the “Company”) entered into Amendment Number 3 (the "Amendment”) to the Securities Purchase Agreement, dated December 21, 2009 as amended on December 24, 2009 and December 30, 2009 (as amended, the “SPA”), with JH Partners, LLC, as the investor representative (the “Investor Representative”) for JH Partners Evergreen Fund, L.P. (“JH Evergreen”), JH Investment Partners III, L.P. (“JH Investment III”) and JH Investment Partners GP Fund III, LLC (“JH Investment GP Fund” and together with JH Evergreen and JH Investment III, the “Investors”). The Amendment reduces the number of shares subject to the Additional Purchase Right (as defined in the SPA) by 600 shares of the Company’s Series B Cumulative Preferred Stock and 5,364.6 shares of the Company’s Series C Junior Participating Preferred Stock to provide for the issuance of shares to Pali Capital, Inc. as discussed in Item 3.02 below. The aggregate purchase price for the Additional Preferred Shares (as defined in the SPA) was reduced to $7.4 million.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Two of the three members of the Company’s board of directors (the “Board”) are employed by the Investor Representative and each of the Board members was nominated by the Investors and appointed to the Board pursuant to the closing conditions of the SPA.

Item 3.02 Unregistered Sales of Equity Securities.

On January 13, 2010, the Company engaged Pali Capital, Inc. (“Pali”) to render financial advisory and investment banking services to the Company in connection with possible future acquisitions. In that connection, Pali has agreed, to the extent requested by the Company, to: (i) develop appropriate acquisition criteria within the Company’s industry; (ii) provide advisory services, including company screening and general business and financial analysis, transaction feasibility analysis, and pricing of prospective acquisitions; (iii) assist in negotiations and related strategy; and (iv) render such other financial advisory and investment banking services as may from time to time be agreed upon by Pali and the Company. The Company’s engagement of Pali shall continue in effect for one year unless terminated at any time with or without cause by either Pali or the Company upon ten business days written notice thereof to the other party.

In exchange for such services, the Company agreed to provide to Pali the following securities on a non-refundable basis (i) 600 shares of the Company’s Series B Cumulative Preferred Stock (the “Series B Preferred Stock”) and 5,364.6 shares of the Company’s Series C Junior Participating Preferred Stock (the “Series C Preferred Stock” and together with the Series B Preferred Stock, the “Preferred Stock”) and (ii) 1,250,000 shares of the Company’s common stock (the “Common Stock”).

The Company agreed to provide the holders of the shares of Preferred Stock with access to not less than quarterly financial information with respect to the Company (to the extent it is not otherwise publicly available) and to provide the holders of Common Stock with unlimited piggyback registration rights.

The Series C Preferred Stock is convertible, at the holder’s option, into shares of Common Stock at a ratio of 1,000 shares of Common Stock for each share of Series C Preferred Stock (subject to adjustment). Unless the conversion ratio is adjusted, the conversion of the 5,364.6 shares of Series C Preferred Stock would result in the issuance of 5,364,600 shares of Common Stock. The Company will not any issue fractional shares of Common Stock upon conversion but will instead pay the holder the fair market value of the fractional share. If at any time a holder of Series C Preferred Stock seeks to convert shares of Series C Preferred Stock and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion, the Company must promptly (i) take all action within its control to cause a sufficient number of additional shares to be authorized and (ii) issue to the holder all of the shares of Common Stock that are available to effect such conversion. The number of shares of Series C Preferred Stock sought to be converted that exceeds the amount that is then convertible into available shares of Common Stock will not be convertible until the date additional shares are authorized to permit such conversion. The Series C Preferred Stock will automatically convert into shares of Common Stock when there are sufficient authorized but unissued shares of Common Stock to effect the conversion in full of the Series C Preferred Stock after taking into account shares reserved for issuance upon exercise of outstanding rights, warrants and options and upon conversion of outstanding convertible securities. The description of the conversion terms of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation for the Series C Preferred Stock, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

The issuance and sale of the Preferred Stock and Common Stock is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act (“Regulation D”). Pali has represented to the Company that it is an “accredited investor” as defined in Regulation D and that the Preferred Stock and Common Stock is being acquired for investment purposes. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Preferred Stock and Common Stock and has not offered securities to the public in connection with this issuance and sale.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

3.1	Certificate of Designation of Series C Junior Participating Preferred Stock of Image Entertainment, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 000-11071) filed on January 14, 2010)

10.1	Amendment Number 3 to Securities Purchase Agreement, dated January 20, 2010, by and between Image Entertainment, Inc. and JH Partners, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated: January 20, 2010	By:	/s/ Michael B. Bayer
Michael B. Bayer Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Series C Junior Participating Preferred Stock of Image Entertainment, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 000-11071) filed on January 14, 2010)

10.1	Amendment Number 3 to Securities Purchase Agreement, dated January 20, 2010, by and between Image Entertainment, Inc. and JH Partners, LLC